UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2011

S1 CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-24931	58-2395199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

705 Westech Drive, Norcross, Georgia		30092
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (404) 923-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 1.01.	Entry into a Material Definitive Agreement

Transaction Agreement

On October 3, 2011, S1 Corporation, a Delaware corporation (the “Company”), entered into a Transaction Agreement (the “Transaction Agreement”) with ACI Worldwide, Inc., a Delaware corporation (“ACI”), and Antelope Investment Co. LLC, a Delaware limited liability company and wholly owned subsidiary of ACI (“Merger Sub”), pursuant to which ACI will acquire the Company.

Pursuant to the Transaction Agreement, and subject to its terms and conditions, Merger Sub has agreed that, no later than October 12, 2011, it will amend its previously commenced tender offer (the “Amended Offer”) to purchase all of the outstanding shares of Company common stock (the “Shares”) for a purchase price of either (i) $10.00 in cash per Share, without interest (the “Cash Consideration”), or (ii) 0.3148 of a share of ACI common stock per Share (the “Stock Consideration,” and together with the Cash Consideration, the “Offer Price”), subject to proration.

Pursuant to the Transaction Agreement, the Amended Offer will remain open until 5:00 p.m., New York City time, on October 31, 2011, unless extended in accordance with the Transaction Agreement and applicable law. Merger Sub’s obligation to accept for payment and pay for Shares tendered in the Amended Offer is subject to customary conditions, including, among other things, that (i) at least a majority of the outstanding Shares (determined on a fully-diluted basis) shall have been validly tendered in accordance with the terms of the Amended Offer and not properly withdrawn and (ii) the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or terminated.

Following the completion of the Amended Offer, and subject to satisfaction or waiver of certain conditions set forth in the Transaction Agreement, including, if required, a vote of the Company’s stockholders with respect to the adoption of the Transaction Agreement, Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of ACI; alternatively, the parties may agree to effect the Merger through the merger of the Company with and into Merger Sub, with Merger Sub serving as a wholly owned subsidiary of ACI (collectively, the “Merger”). At the effective time of the Merger, each remaining issued and outstanding Share (other than the Shares held by ACI or its subsidiaries or by stockholders who have properly exercised their dissenters’ rights under Section 262 of the Delaware General Corporation Law) will be automatically converted into the right to receive $6.62 in cash, without interest, and 0.1064 of a share of ACI common stock (the “Merger Consideration”).

Subject to the terms of the Transaction Agreement, the Company has granted Merger Sub an irrevocable option (the “Top-Up Option”) to purchase that number of newly issued Shares that is equal to the lowest number of Shares that, when added to the number of Shares owned by ACI, Merger Sub and their respective subsidiaries and affiliates at the time of such exercise, shall constitute one share more than 90% of the Shares then outstanding (determined after giving effect to the issuance of the Shares upon exercise of the Top-Up Option). If ACI, Merger Sub or their subsidiaries acquire more than 90% of the Shares, including through exercise of the Top-Up Option, ACI will complete the Merger through the “short form” procedures available under Delaware law.

The Transaction Agreement includes customary representations, warranties and covenants of the Company, ACI and Merger Sub. The Company has agreed to operate its business in the ordinary course until the Merger is consummated. The Company has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) enter into discussions or negotiations or an agreement concerning, or provide confidential information in connection with, any alternative proposals for alternative business combination transactions. Each of these covenants is subject to exceptions as provided in the Transaction Agreement. The Transaction Agreement also includes customary termination provisions for both the Company and ACI and provides that, in connection with the termination of the Transaction Agreement under specified circumstances, including a change in the recommendation of the Company’s board of directors, the Company may be required to pay to ACI a termination fee of $19.14 million.

The foregoing summary of the Transaction Agreement and the transactions contemplated thereby, including the Offer and the Merger, does not purport to be complete and is qualified in its entirety by, the full text of the Transaction Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

Opinion of Raymond James & Associates, Inc.

The Company engaged Raymond James & Associates, Inc. (“Raymond James”) to serve as its financial advisor and render an opinion to the Company’s Board of Directors as to the fairness to the holders of the Shares, from a financial point of view, of the Offer Price and the Merger Consideration. On October 3, 2011, Raymond James delivered an opinion to the Board of Directors that as of the date of the opinion and based on and subject to the assumptions made, matters considered, qualifications and limitations set forth in the opinion, (i) the Offer Price to be paid to holders of the Shares (except for ACI and its affiliates) in the Amended Offer and (ii) the Merger Consideration to be paid to the holders of Shares (except for ACI and its affiliates) in the Merger are fair, from a financial point of view, to such holders. The full text of the written opinion of Raymond James, dated October 3, 2011, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, will be included in the Company’s Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9, as amended, to be filed with the Securities and Exchange Commission (the “SEC”) and mailed to the Company’s stockholders in connection with the Offer described herein. Raymond James provided its opinion for the information and assistance of the Board of Directors in connection with its consideration of the Offer and the opinion was one of many factors taken into consideration by the Company’s Board of Directors in making its determination to approve the Transaction Agreement. The Raymond James opinion is not a recommendation to any stockholder as to whether such stockholder should tender Shares in the Offer or how to vote with respect to the Merger or any other matter.

Cautionary Note

The filing of the Transaction Agreement is not intended to provide any other factual information about the Company, ACI or Merger Sub or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Transaction Agreement were made only for purposes of that agreement and as of the specific dates set forth therein, were solely for the benefit of the parties to the Transaction Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allotting contractual risk between the parties to the Transaction Agreement instead of establishing these matters as facts. The Transaction Agreement may also be subject to standards of materiality deemed relevant to the contracting parties that differ from those matters which may be deemed material to investors. Investors are not third party beneficiaries under the Transaction Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, ACI or Merger Sub or any of their respective subsidiaries or affiliates. In addition, the respective compliance dates for any such representations, warranties and covenants vary, and thus any individual term or condition may not be relevant at any particular time. Moreover, information concerning the subject matter of the representation and warranties may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01	Other Events.

On October 3, 2011, the Company and ACI issued a joint press release announcing the entry into the Transaction Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On October 3, 2011, the Company distributed letters to its employees and customers and a notice to its option holders. Copies of the employee and customer letters and the notice are attached hereto as Exhibits 99.2, 99.3 and 99.4, respectively, and incorporated by reference herein.

Important Additional Information and Where to Find It

This Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company.

S1 Corporation filed a Solicitation/Recommendation Statement on Schedule 14D-9, as amended, with the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THAT STATEMENT AND OTHER MATERIALS FILED WITH THE SEC BY S1 BECAUSE THEY CONTAIN IMPORTANT INFORMATION. S1 stockholders and other interested parties may obtain, free of charge, copies of S1’s Schedule 14D-9 and other documents filed by S1 with the SEC at the SEC’s website at http://www.sec.gov. In addition free copies of the documents filed by S1 with the SEC with respect to the exchange offer may be obtained by contacting S1’s Investor Relations at (404) 923-3500 or by accessing S1’s investor relations website at www.s1.com.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

2.1	Transaction Agreement, dated as of October 3, 2011, by and among S1 Corporation, ACI Worldwide, Inc. and Antelope Investment Co. LLC.

99.1	Press release dated October 3, 2011.

99.2	S1 Corporation Letter to employees.

99.3	S1 Corporation Letter to customers.

99.4	S1 Corporation notice to option holders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S1 CORPORATION
(Registrant)

Date: October 3, 2011	By:	/s/ Gregory D. Orenstein
	Name:	Gregory D. Orenstein
	Title:	SVP, Chief Legal Officer and Secretary

Exhibit Index

Exhibit No.	Description

2.1	Transaction Agreement, dated as of October 3, 2011, by and among S1 Corporation, ACI Worldwide, Inc. and Antelope Investment Co. LLC.

99.1	Press release dated October 3, 2011.

99.2	S1 Corporation Letter to employees.

99.3	S1 Corporation Letter to customers.

99.4	S1 Corporation notice to option holders.